UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 22, 2024

Date of Report (Date of earliest event reported)

Citizens & Northern Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-16084	23-2451943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

90-92 Main Street, Wellsboro, Pennsylvania		16901
(Address of principal executive offices)		(Zip Code)

(570) 724-3411

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	CZNC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry Into A Material Definitive Agreement

In order to ensure a cooperative, effective and efficient leadership transition upon the intended retirement of current President and Chief Executive Officer  J. Bradley Scovill (the “CEO”) in 2027, on May 22, 2024, the Board of Directors of Citizens & Northern Corporation (the “Company”) and Mr. Scovill entered into  an amendment and restatement of the Employment Agreement, dated as of March 2, 2015, as previously amended (the “Agreement”) between the Company and Mr. Scovill. .  The term of the Agreement was extended through April 30, 2027, and the Board approved a special incentive award to the CEO of 20,000 shares of restricted stock, which will be awarded before July 30, 2024 and will vest on April 30, 2027, unless earlier vested in certain circumstances provided for in the amended agreement.  In addition, the amended agreement provides that the CEO’s current and future Company equity grants will continue to vest after the termination of his employment by the Company for any reason other than for Cause or by the CEO with Good Reason (in each case, as defined in his employment agreement), in the same amounts and at the same times as they would have vested had he remained employed, except that grants that have performance based vesting requirements will vest on a prorata basis, based on the number of days in the performance period during which the Executive was employed, and provided that the applicable performance criteria are met.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement for J. Bradley Scovill
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

6
CITIZENS & NORTHERN CORPORATION

Dated: May 28, 2024	By:	/s/ Mark A. Hughes
Mark A. Hughes
Treasurer and Chief Financial Officer